Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. SIGNS NON-BINDING
JOINT VENTURE AGREEMENT WITH LIGHTBRIDGE

Company to Potentially Participate in the Acquisition and Development
of Child Care Centers in the Northeast

Virginia Beach, VA – November 17, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) announced today that the Company has entered into a non-binding joint venture agreement with Lightbridge Properties, LLC (“Lightbridge Properties”) and Lightbridge Franchise Company, LLC (“Lightbridge Franchise”), an early education and child care franchisor located throughout New Jersey, with locations currently under development in New Jersey, New York, Pennsylvania and Virginia.

Under the terms of the agreement, Lightbridge Properties will provide the Company with the option to participate in the acquisition and development of any potential properties that Lightbridge Franchise has identified as future sites for its centers located in New Jersey, Pennsylvania, or Virginia.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “We are extremely pleased to be entering into this agreement with Lightbridge Properties and Lightbridge Franchise and view this as another opportunity for the Company to create value that will complement our existing property portfolio. Lightbridge Academy centers are typically located within ‘necessity-based’ retail centers in secondary and tertiary markets and with Lightbridge Franchise Company’s focus on new sites in the Northeast, Wheeler will be able to strengthen its presence in areas where it is already established. We believe this agreement will streamline efficiencies between the three companies and is a perfect example of services that Wheeler can provide for other multi-locational tenants with a programmatic development pipeline. We are excited to work with Lightbridge on the identified potential future sites and will continue to explore other joint venture opportunities that will increase value for the Company over the long term.”

Guy Falzarano, Lightbridge Franchise’s President and Chief Executive Officer, stated, "Our company has been highly successful selling child care franchises. We believe this innovative joint venture partnership between Lightbridge Franchise, Lightbridge Properties and Wheeler will accelerate the site selection and development process for our existing and future Lightbridge Academy franchisees.” For additional information regarding Lightbridge Properties and Lightbridge Franchise, please contact Brenda Febbo, VP of Sales & Marketing at (732) 980-1900, ext. 7 or by email at bfebbo@lightbridgeacademy.com.

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking Statement
Wheeler Real Estate Investment Trust, Inc. (the "Company") considers portions of the information in this press release relating to its business operations to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical facts may be deemed to be forward-looking statements. Specifically, the Company's statements regarding:

•	the possibility of entering into a joint venture relationship;

•	the Company’s ability to explore other joint venture options;

•	the agreement potentially streamling efficiencies;

•	the creation of value resulting from a joint venture agreement with an outside entity; and

•	the acceleration of the site selection and development process of potential acquisitions or development properties.
Such statements are subject to certain risks and uncertainties. The Company’s forward-looking statements also contain assumptions that, if they never materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of the business and industry. As a result, investors are cautioned not to rely on these forward-looking statements. For additional factors that could cause the operations of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's filings with the U.S. Securities and Exchange Commission which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT: -OR-	INVESTOR RELATIONS:

Wheeler Real Estate Investment Trust Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088	(212)836-9615

robin@whlr.us	tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Marketing	Senior Vice-President

(757) 627-9088	(212)836-9606

lnguyen@whlr.us	aprior@equityny.com